REPAY Completes Acquisition of KUBRA

REPAY Becomes a Leading Consumer Bill Payment Provider

Announces Investor Day for December 2026

ATLANTA--(BUSINESS WIRE)— June 1, 2026-- Repay Holdings Corporation (NASDAQ: RPAY) (“REPAY” or the “Company”), a leading provider of integrated payment processing solutions, today announced that it has completed the acquisition of Kubra Data Transfer LTD. (“KUBRA”). Under the terms of the agreement, REPAY acquired KUBRA for $372 million in cash. REPAY announced the definitive agreement to acquire KUBRA on March 30, 2026.

“With the addition of KUBRA, REPAY expands our position as a leading Consumer Bill Payment Provider with the technology and market position to lead the digital journey across the payment ecosystem,” said John Morris, Co-Founder and Chief Executive Officer of REPAY. “We expect KUBRA will significantly increase our revenue, engage with over 40% of U.S. and Canadian households every month, and process over $130 billion in combined annual payment volumes as we serve non-discretionary categories with reoccurring billing cycles.”

The Company previously outlined the combined value creation opportunities of approximately $15+ million of annual run-rate costs synergies and approximately $5+ million of technology savings over the next three years through combining operations, platform consolidation, and other scale efficiencies. REPAY expects to achieve approximately $8 million of the identified run-rate expense synergies during 2026. REPAY expects the transaction to unlock additional value with expected revenue opportunities of approximately $5+ million by 2028 as REPAY benefits from offering bill presentment, communications services, a payment engine, and core processing solutions across all clients.

REPAY continues to expect Free Cash Flow accretion1 of 25% by 2028. In the supplemental materials published today, REPAY has outlined the multi-year value creation roadmap to realizing the identified synergies and savings, along with the near-term costs to achieve the estimated 2028 run-rate savings.

At closing, REPAY combined net leverage2 is approximately 4.0x and REPAY expects to reduce net leverage to below 3.0x within 18 months. The transaction was funded with debt financing and cash on hand. In connection with the transaction, REPAY has received financing of $500 million senior secured term loan, along with a $100 million undrawn revolving credit facility.

For the full year 2026, REPAY is raising its outlook to incorporate KUBRA’s expected contributions for the remaining 7 months. KUBRA is expected to contribute between $150 million and $154 million in revenue and between $27.5 million and $30 million in Adjusted EBITDA3 for the remainder

1 Free Cash Flow measures are non-GAAP measures. See “Non-GAAP Financial Measures” herein for additional information.

2 Combined net leverage represents LTM as of 3/31/2026 and includes transaction-related adjustments and synergies. Net leverage is a non-GAAP financial measure. See “Non-GAAP Financial Measures” herein for additional information.

3 Adjusted EBITDA is a non-GAAP measure. See “Non-GAAP Financial Measures” herein for additional information.

of 2026. On an organic basis, REPAY expects approximately 10% to 12% revenue growth. REPAY is now expecting the following financial results for full year 2026:

	Prior FY2026 Outlook	Updated FY2026 Outlook
Revenue	$340 - 346 million	$490 - 500 million
Adjusted EBITDA[4]	$141 - 146 million	$168.5 - 176 million
Free Cash Flow Conversion	45%	30%
Adjusted FCF Conversion		35%

As a reminder, Free Cash Flow includes net interest expense. Adjusted Free Cash Flow represents Free Cash Flow plus in year technology, merger, and integration costs associated with synergy realization. Free Cash Flow Conversion represents Free Cash Flow divided by Adjusted EBITDA. Adjusted Free Cash Flow Conversion represents Adjusted Free Cash Flow divided by Adjusted EBITDA.

REPAY does not provide quantitative reconciliation of forward-looking, non-GAAP financial measures, such as Adjusted EBITDA, Free Cash Flow Conversion, Adjusted Free Cash Flow Conversion, net leverage and organic revenue growth, to the most directly comparable GAAP financial measure, because it is difficult to reliably predict or estimate the relevant components without unreasonable effort due to future uncertainties that may potentially have a significant impact on such calculations, and providing them may imply a degree of precision that would be confusing or potentially misleading.

Investor Day

We are planning to provide more details on our strategy, execution priorities, and financial outlook at an Investor Day in December.

Supplemental Materials

In addition to today’s press release, the Company has provided additional details on the KUBRA acquisition including a multi-year synergy roadmap and our 2026 outlook. The supplemental materials are available on REPAY’s investor relations website at https://investors.repay.com/investor-relations under the “Presentation” section.

Advisors

Truist Securities, Inc. served as exclusive financial advisor to REPAY. Troutman Pepper Locke LLP served as legal advisor to REPAY. Financial Technology Partners served as exclusive financial advisor to KUBRA. Clifford Chance US LLP and the Hearst Office of General Counsel served as legal advisors to KUBRA and Hearst Corporation.

Non-GAAP Financial Measures

This report includes certain non-GAAP financial measures that management uses to evaluate the Company’s operating business, measure performance, and make strategic decisions, including Adjusted EBITDA, Free Cash Flow accretion, Free Cash Flow Conversion, Adjusted Free Cash Flow

4 Adjusted EBITDA includes in year technology, merger, and integration costs associated with synergy realization.

Conversion, organic revenue growth and net leverage, as well as certain forward-looking projections that are not reconcilable with GAAP measures due to their inherent uncertainty. Free Cash Flow is a non-GAAP financial measure that represents net cash flow provided by operating activities less total capital expenditures. Free Cash Flow Conversion represents Free Cash Flow divided by Adjusted EBITDA. Adjusted Free Cash Flow Conversion represents Adjusted Free Cash Flow divided by Adjusted EBITDA. Organic revenue growth is a non-GAAP financial measure that represents the percentage change in the applicable metric for a fiscal period over the comparable prior fiscal period, exclusive of any incremental amount attributable to acquisitions or divestitures made in the comparable prior fiscal period or any subsequent fiscal period through the applicable current fiscal period. Net leverage is a non-GAAP financial measure calculated by total debt (less cash and cash equivalents) divided by Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure that represents net income prior to interest expense, tax expense, depreciation and amortization, as adjusted to add back certain charges deemed to not be part of normal operating expenses, non-cash charges and/or non-recurring charges, such as gain on extinguishment of debt, non-cash impairment loss, non-cash change in fair value of assets and liabilities, share-based compensation charges, transaction expenses, restructuring and other strategic initiative costs, gain on extinguishment of debt and other non-recurring charges. REPAY does not provide quantitative reconciliation of forward-looking, non-GAAP financial measures to the most directly comparable GAAP financial measure because it is difficult to reliably predict or estimate the relevant components without unreasonable effort due to future uncertainties that may potentially have significant impact on such calculations, and providing them may imply a degree of precision that would be confusing or potentially misleading. REPAY believes that Adjusted EBITDA, Free Cash Flow accretion, Free Cash Flow Conversion, Adjusted Free Cash Flow Conversion, organic revenue growth and net leverage provide useful information to investors and others in understanding and evaluating its operating results in the same manner as management. However, these non-GAAP financial measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, operating profit, net cash provided by operating activities, or any other operating performance measure calculated in accordance with GAAP. Using these non-GAAP financial measures to analyze REPAY’s business has material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in REPAY’s industry may report measures titled as the same or similar measures, such non-GAAP financial measures may be calculated differently from how REPAY calculates its non-GAAP financial measures, which reduces their overall usefulness as comparative measures. Because of these limitations, you should consider REPAY’s non-GAAP financial measures alongside other financial performance measures, including net income, net cash provided by operating activities and REPAY’s other financial results presented in accordance with GAAP.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, REPAY’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “can,” “may,” “will,” “expect,” “anticipate,” “estimate,” “believe,” “projection” or words of similar meaning. These forward-looking statements include, but are not limited to: anticipated benefits from the KUBRA acquisition, expected strengthening of REPAY’s product offering, future market, growth and synergy opportunities, payment volume, net leverage and Free Cash Flow estimates, and the level of KUBRA’s expected growth and financial contributions, including revenue and Adjusted EBITDA. Such forward-looking statements are based upon the current beliefs and expectations of REPAY’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control.

In addition to factors disclosed in REPAY’s reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2025 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the inability to integrate and/or realize the benefits of the KUBRA acquisition, including expected synergies; that the acquisition could disrupt relationships with customers, employees or other business partners; the impact, cost and effect of actions by activist stockholders; the risk that the stockholder rights plan may delay, discourage or prevent a change of control or acquisition of the Company, even if such action may be considered beneficial by some stockholders; exposure to economic conditions and political risk affecting the consumer loan market, the receivables management industry and consumer and commercial spending, including bank failures or other adverse events affecting financial institutions, inflationary pressures, evolving U.S. trade policies, general economic slowdown or recession; changes in the payment processing markets in which REPAY operates, including with respect to the competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that REPAY targets, including the regulatory environment applicable to those customers; the ability to retain, develop and hire key personnel; risks relating to REPAY’s relationships within the payment ecosystem; the ability to retain, develop and hire key personnel; risks relating to data security; changes in accounting policies applicable to REPAY; and the risk that REPAY may not be able to maintain effective internal controls.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. All information set forth herein speaks only as of the date hereof in the case of information about REPAY or the date of such information in the case of information from persons other than REPAY, and REPAY disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding REPAY’s industry and end markets are based on sources it believes to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Combined, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

About REPAY

REPAY provides integrated payment processing solutions to verticals that have specific transaction processing needs. REPAY’s proprietary, integrated payment technology platform reduces the complexity of electronic payments for clients, while enhancing the overall experience for consumers and businesses.

About KUBRA

KUBRA, founded in 1992 and headquartered in Mississauga, Ontario, is an industry-leading provider of customer experience management solutions to some of the largest utility, government, and insurance entities in North America. KUBRA’s platform offering includes billing and payments, alerts and preference management, artificial intelligence solutions, mobile apps, and utility mapping solutions. KUBRA reaches over 40% of households in the United States and Canada, providing performance-driven value to more than 250 clients and their customers.

Contacts

Investor Relations for REPAY:
ir@repay.com

Media Relations for REPAY:
Kristen Hoyman
khoyman@repay.com

Source: Repay Holdings Corporation